SCHEDULE 14C INFORMATION

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                             MediaX Corporation
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                 (Name of Registrant as Specified In Its Charter)

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

                               MediaX Corporation
                             ----------------------

                              INFORMATION STATEMENT

                      NOTICE OF WRITTEN CONSENT IN LIEU OF
                         ANNUAL MEETING OF SHAREHOLDERS
                       to be effective September 10, 1999

                             ----------------------

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
----------------------------------------------------------------------------

To Shareholders:

         MediaX Corporation, a Nevada corporation (the "Company") hereby notifies its shareholders of record that stockholders holding a majority of the voting power of the Company plan to take the following action by written consent in lieu of an annual meeting, to be effective September 10, 1999:

         1. To elect three persons, namely Nancy Poertner, Rainer Poertner, and Matthew MacLaurin, to serve as Directors of the Company for the ensuing year and until the next annual meeting of shareholders or until their successors are duly elected and qualified.

         2. To ratify the appointment of Davis & Co., CPAs, P.C. as the Company's independent auditors for the fiscal year ending December 31, 1999.

         3. To approve an increase in the number of authorized $.0001 par value common shares to 25,000,000 from the current 7,500,000.

         4. To approve and ratify the 1998 Amendment to the 1996 Stock Option Plan that increased the number of shares of common stock available to the Plan to 500,000 shares of $.0001 par value common stock.

         Only holders of common Stock of record at the close of business on August 9, 1999, (the "Record Date") are entitled to receive this notice.

                                        By Order of the Board of Directors

                                        Nancy Poertner
                                        Director

Culver City, California
August 13, 1999

                               MEDIAX CORPORATION
                       8522 National Boulevard, Suite 110
                          Culver City, California 90232


                              ELECTION OF DIRECTORS
                             ---------------------
                                (Proposal No. 1)

Nominees for Director
---------------------

The nominees for director are listed below. Information about each nominee is contained in the section entitled "Directors and Executive Officers."

               Name                                 Director Since
               -----------------                    -----------------
               Nancy Poertner                       February 26, 1996
               Rainer Poertner                      February 26, 1996
               Matthew MacLaurin                    June 23, 1996

Stockholders holding a majority of the voting power of the Company have indicated that effective September 10, 1999 they will, by written consent, appoint the above referenced person to serve as Directors.

The Registrant's Restated Articles of Incorporation and Bylaws provide for a Board of Directors consisting of not less than one director, with the exact number within this range to be determined from time to time by resolution of the Board of Directors. The current number of directors is three. It is proposed to reserve one Director position for the future expansion of the company.

All directors stand for election annually. Officers are elected to a term of one year or less, serve at the pleasure of the Board of Directors, and are entitled only to such compensation as is fixed by the Board.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

The directors and executive officers of the Company, their ages, positions held in the Company, and duration as such, are as follows:

NAME                     AGE  POSITION HELD AND TENURE
-------------------      ---  ----------------------------------------------
Nancy Poertner           43   President, Secretary and Director since
                                February 23, 1996
Rainer Poertner          51   Director since February 23, 1996
Matthew MacLaurin        32   Director, Executive V.P. since June 27, 1996
Jacqueline Cabellon      37   Controller since November 16, 1998

BUSINESS EXPERIENCE

The following is a brief account of the education and business experience during at least the past five years of the Company's directors, executive officers, and key employees, indicating the principal occupation and employment during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

NANCY POERTNER, PRESIDENT, SECRETARY AND DIRECTOR. Ms. Poertner has been involved in the entertainment industry since 1979. From 1981 to December 1995, she was Vice President for a major artist management company based in Los Angeles, where she was responsible for all aspects of artist management - domestic and international touring, marketing, promotion and album recordings. In addition, from 1991 to December 1995, she led the international department of a major record label distributed through MCA, resulting in sales generating five international gold records, five top fifteen singles and two number one positions. Several of the entertainers she has worked with include Matthew Broderick, Rod Stewart, Toni Braxton, Suzanne Hoffs (Bangles) and recording artist Morrissey. As a result of her years in the business, Ms. Poertner has extensive personal relationships throughout the domestic and international film and recording industries. Ms. Poertner was educated overseas, graduated with a Bachelor of Arts in Education and taught in Afghanistan and Turkey through the Peace Corps.

RAINER POERTNER, DIRECTOR. Mr. Poertner has served as a Director of the Company since February 23, 1996. Mr. Poertner has a twelve-year track record of bringing new and innovative computer hardware and software technology to the international market place. He has served as President and a Director of Syncronys Softcorp since May 8, 1995, and as Chief Executive Officer since July 1, 1995. He left the company to fully concentrate on MediaX in July 1998. He co-founded Seamless Software Corporation ("Seamless") and served as Director and as President of Seamless from its inception in May 1993 until its merger with Syncronys Softcorp on May 8, 1995. After having held several positions in the European and U.S. entertainment industries, he founded Hybrid Arts, Inc., in 1986 by arranging $3 million of venture financing for ADAP - the first Direct-to-Disk Digital Recording System. After arranging Hybrid Art's sale in 1991, Mr. Poertner became CEO of Hydra Systems, Inc., which developed and marketed ANDOR - a fully functional Macintosh CPU on a PC peripheral card. Hydra Systems subsequently sold the technology and the inherent rights to a company in Seoul, South Korea in 1992. Mr. Poertner received degrees in economics from the University of Frankfurt in 1975 and the Klinger Business School in 1973.

Rainer Poertner and Nancy Poertner are husband and wife.

MATTHEW MACLAURIN, EXECUTIVE VICE PRESIDENT. Mr. MacLaurin's experience stretches back to the early days of PCS when, 17 years ago, he developed games for the Commodore Pet 2001. Later, Mr. MacLaurin joined Sapiens Software to create tools for artificial intelligence engineering on the IBM PC XT platform. He was the key engineer for the development and implementation of Common Lisp, a computer language for the 640K DOS platform. At Apple Computer he secured funding for, designed and led the development of the patented GATE system, a leading-edge artificial intelligence testing system. In Apple's Advanced Product Group, he led the development of a revolutionary pen-based computer called Bauhaus, which incorporated handwriting recognition and an advanced artificial intelligence memory system. In 1994, Mr. MacLaurin joined forces with Gaben Chancellor to found the original MediaX, Inc.

JACQUELINE CABELLON, CPA. Ms. Cabellon has been controller of the Company since November 16, 1998. Prior to that, Ms. Cabellon practiced as a certified public accountant assisting companies with consulting and accounting projects since January, 1993. Prior to that time, she was an accountant with local accounting firms since December, 1996.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

No persons who were either a Director, Officer or beneficial owner of more than 10% of the Company's Common Stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

EXECUTIVE COMPENSATION

The following table sets forth information regarding the executive compensation for the Company's President and Executive V.P. for the years ended December 31, 1998, 1997 and 1996 from the Company and its subsidiaries. No other executive officer received compensation in excess of $100,000 during these periods. Directors serve with out compensation.


                           Summary Compensation Table
                         ------------------------------------
Name and Principal       Fiscal    Salary    Other Annual        Options
Position                 Year      ($)       Compensation ($)    Granted (#)
---------------------    ----      -------   ----------------    -----------
Nancy Poertner           1998      185,000   3,500               N/A
President, Secretary,    1997      158,458   6,720               N/A
Director                 1996      114,583   7,200               N/A

Matthew MacLaurin        1998      125,000   N/A                 N/A
Executive VP,            1997      114,000   N/A                 N/A
Director                 1996       23,665   N/A                 N/A

EMPLOYMENT AGREEMENTS

On January 1, 1996, the Company entered into an employment agreement with Nancy Poertner, the Company's President. The agreement expires October 31, 1999, but is automatically renewable for additional two year terms unless either party elects to terminate the agreement. The agreement provides for a monthly salary of $10,417 during the period from January 1, 1996 through September 30, 1996, and an annual base salary of $155,000 during the period from October 1, 1996, through September 30, 1997. The salary level increases by $30,000 for each year thereafter. The agreement also provides that Nancy Poertner will be paid a bonus within 30 days after the end of each quarter in amounts to be determined by the Board of Directors. Nancy Poertner can terminate the agreement at any time.

On June 26, 1996, the Company entered into an employment agreement with Matthew MacLaurin, the Company's Executive Vice President. The agreement expires June 30, 1999, but is automatically renewable for additional two year terms unless either party elects to terminate the agreement. On June 30, 1999, Mr. MacLaurin's employment agreement with the Company was automatically renewed. The agreement provides for an annual base salary of $100,000 during the period from July 1, 1996 through June 30, 1997, and an annual base salary of $125,000 during the period from July 1, 1997 through June 30, 1998. The salary level increases by $30,000 for each year thereafter. The agreement also provides that Matthew MacLaurin will be paid a bonus within 30 days after the end of each quarter in amounts to be determined by the Board of Directors. Matthew MacLaurin can terminate the agreement at any time.

No bonuses have been declared or paid since inception of the Company nor have the officers have elected to exercise their right to the salary increase for the final terms of their respective agreements

OTHER AGREEMENT

Beginning August 1, 1998, the Company's chairman, Rainer Poertner, provides full-time services to the Company pursuant to a month to month consulting agreement requiring $10,000 for each month worked. As such, the Company expensed and paid Mr. Poertner $50,000 and $6,000, respectively, during the year ended December 31, 1998, and owed Mr. Poertner $44,000 as of December 31, 1998.

STOCK OPTION PLAN

During April 1996, the Board of Directors adopted a Stock Option Plan (the "Plan"), and on July 3, 1996, the Corporation's shareholders approved the Plan. The Plan authorized the issuance of options to purchase up to 100,000 shares of the Company's Common Stock. During December 1998, the Company amended the Plan to increase the available amount of shares to purchase under the plan to 500,000 shares of the Company's common stock. All options granted must have an exercise price no less than the stock's fair market value on the date of grant.

The Plan allows the Board to grant stock options from time to time to employees, officers, directors and consultants of the Company. The Board has the power to determine at the time that the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. Vesting provisions are determined by the Board at the time options are granted. The option price for any option will be no less than the fair market value of the Common Stock on the date the option is granted.

Since all options granted under the Plan must have an exercise price no less than the fair market value on the date of grant, the Company will not record any expense upon the grant of options, regardless of whether or not they are incentive stock options. Generally, there will be no federal income tax consequences to the Company in connection with Incentive Stock Options granted under the Plan. With regard to options that are not Incentive Stock Options, the Company will ordinarily be entitled to deductions for income tax purposes of the amount that option holders report as ordinary income upon the exercise of such options, in the year such income is reported.

Options to purchase a total 67,816 shares at an exercise price of $22.50 per share were granted during April 1996. There were no options granted to officers or directors of the Company during fiscal 1998 and 1997.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 30, 1999, the stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company's Common Stock, each Officer and Director individually, and all Officers and Directors as a group. Each person has sole voting and investment power over the shares except as noted.

                                   Amount and Nature
Name and Address                   of Beneficial Interest   Percent of
of Officers and Directors          of Common Stock          Class
-------------------------------    ----------------------   ----------

Nancy Poertner                     809,375 (1)              18%
8522 National Blvd., Suite
110   Culver City, CA 90232

Rainer Poertner                    809,375 (1)              18%
3958 Ince Boulevard
Culver City, CA 90232

Assisi Limited Partnership         809,375 (1)              18%
10866 Wilshire Blvd., 15th Floor
Los Angeles, CA  90024

Matthew MacLaurin                  95,625                   2%
325A River Street
Santa Cruz, CA  95060

All Directors and Officers         905,000 (1)              21%
as a group (3 persons)

(1) Assisi Limited Partnership is a Nevada Limited Partnership of which Nancy Poertner is a General Partner and owns a 100% interest. Rainer Poertner may be deemed to be a beneficial owner of the shares owned by Assisi Limited Partnership by virtue of his spousal relationship to Nancy Poertner. Mr. Poertner disclaims any beneficial interest in such shares.

The Company knows of no arrangement or understanding, the operation of which may at a subsequent date result in a change of control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ACQUISITION OF ZEITGEIST, INC.

On February 24, 1996, the Company acquired all of the outstanding stock of Zeitgeist, Inc. ("Zeitgeist"). The Company issued a total of 1,250,000 shares (approximately 95%) of its common stock to the shareholders of Zeitgeist.

The stock issuances were made pursuant to an Agreement (the "Agreement") among the Company, Zeitgeist and the Zeitgeist shareholders. The terms of the Agreement were the result of negotiations between the managements of the Company and Zeitgeist. However, Mark R. Moldenhauer, the Company's President and a Director prior to the acquisition, held a 5.6% interest in Zeitgeist and received 70,000 shares of common stock in the transaction. Further, the Board of Directors did not obtain any independent "fairness" opinion or other evaluation regarding the terms of the Agreement due to the cost of obtaining such opinions or evaluations.

The 1,250,000 shares issued to acquire Zeitgeist were issued to the following shareholders of Zeitgeist in the amounts set forth:

NAME                          NUMBER OF SHARES
--------------------------    -----------------
Assisi Limited Partnership    947,500
Cabana Holdings Ltd.          116,250
Mizzentop Holdings Ltd.       116,250
Mark R. Moldenhauer           70,000
                              -----------------
     Total                    1,250,000

ACQUISITION OF MEDIAX

On June 27, 1996, the Company completed a transaction in which MediaX, Inc., a California corporation, was merged with and into the Company's wholly-owned subsidiary, Zeitgeist. The Company issued a total of 203,750 shares of its Common Stock to the shareholders of MediaX, Inc. at the Closing, and Assisi Limited Partnership surrendered for cancellation 203,750 of its shares of common stock.

The  stock   issuances   were  made   pursuant  to  an  Agreement  and  Plan  of
Reorganization ("Agreement") among the Company, Zeitgeist, MediaX, Inc. and MediaX, Inc.'s shareholders. The terms of the Agreement were the result of negotiations between the managements of the Company and MediaX Inc. However, the Board of Directors did not obtain any independent "fairness" opinion or other evaluation regarding the terms of the Agreement, due to the cost of obtaining such opinions or evaluations.

The 203,750 shares issued to acquire MediaX, Inc. were issued to the following shareholders of MediaX, Inc. in the amounts set forth:

                  NAME                  NUMBER OF SHARES
                  -----------------     -----------------
                  Matthew MacLaurin     95,625
                  Gaben Chancellor      95,625
                  David Traub           12,500
                                        -----------------
                           Total        203,750

TRANSACTIONS INVOLVING THE COMPANY

On December 6, 1995, Zeitgeist, Inc. loaned Nancy Poertner, the Company's President, $50,000 pursuant to an unsecured note bearing interest at 4% and with a due date of January 1, 2000. On February 25, 1996, an additional $50,000 was loaned to Ms. Poertner on the same terms.

On February 20, 1997, the Company entered into a Disengagement Agreement with Gaben Chancellor ("Chancellor"), a Vice President of the Company, pursuant to which Chancellor agreed to resign as an officer of the Company and to transfer 65,625 of his shares of the Company's common stock to Assisi Limited Partnership. In addition, Chancellor agreed to enter into a Consulting Agreement with the Company to act as project manager for the "Apple Project" and to receive a monthly consulting fee of $6,000 until the completion of the project. (The project was completed during March 1997.) The Company also agreed to pay Chancellor a one-time cash compensation of $32,500 for his past contributions to the Company.

                                (Proposal No. 2)

Stockholders holding a majority of the voting power of the Company have indicated that effective September 10, 1999 they will, by written consent, appoint Davis & Co., CPAs, P.C. as independent auditors to examine the financial statements of the Company for the fiscal year ending December 31, 1999.

Davis & Co., CPAs, P.C. has audited the Company's financial statements for several years.

                                (Proposal No. 3)

Stockholders holding a majority of the voting power of the Company have indicated that effective September 10, 1999 they will, by written consent, approve an increase in the number of authorized $.0001 par value common shares to 25,000,000 from the current 7,500,000.

At present, the Company is authorized to issue 7,500,000 shares of its $.0001 par value common stock and 10,000,000 shares of preferred stock. On June 30, 1999, the Company had 5,779,042 shares of common stock issued and outstanding. Increasing the number of authorized shares of common stock will permit the board of directors to issue additional stock to raise capital, convert the Series A Convertible Preferred Stock, acquire assets, exercise outstanding stock options, or for other purposes. Existing common stockholders may suffer dilution in their percentage ownership of the Company if additional shares are authorized and subsequently issued by the Company.

                                (Proposal No. 4)

Stockholders holding a majority of the voting power of the Company have indicated that effective September 10, 1999 they will, by written consent, approve the December 1998 Amendment to the Company's Stock Option Plan (the "Plan"). The December 1998 Amendment (the "Amendment") increased the number of shares available under the Plan to 500,000 shares of the Company's common stock.

During April 1996, the Board of Directors adopted a Stock Option Plan (the "Plan"), and on July 3, 1996, the Corporation's shareholders approved the Plan. The Plan authorized the issuance of options to purchase up to 100,000 shares of the Company's Common Stock. During December 1998, the Company amended the Plan to increase the available amount of shares to purchase under the plan to 500,000 shares of the Company's common stock. All options granted must have an exercise price no less than the stock's fair market value on the date of grant.

The Plan allows the Board to grant stock options from time to time to employees, officers, directors and consultants of the Company. The Board has the power to determine at the time that the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. Vesting provisions are determined by the Board at the time options are granted. The option price for any option will be no less than the fair market value of the Common Stock on the date the option is granted.

Since all options granted under the Plan must have an exercise price no less than the fair market value on the date of grant, the Company will not record any expense upon the grant of options, regardless of whether or not they are incentive stock options. Generally, there will be no federal income tax consequences to the Company in connection with Incentive Stock Options granted under the Plan. With regard to options that are not Incentive Stock Options, the Company will ordinarily be entitled to deductions for income tax purposes of the amount that option holders report as ordinary income upon the exercise of such options, in the year such income is reported.

Options to purchase a total 67,816 shares at an exercise price of $22.50 per share were granted during April 1996. There were no options granted to officers or directors of the Company during fiscal 1998 and 1997.

                                  OTHER MATTERS
                                  -------------

While under Nevada law the stockholders holding a majority of the voting power of the Company can take action by written consent without a meeting, the Board of Directors has no knowledge of any matters to be taken other than those referred to above.

                         FINANCIAL AND OTHER INFORMATION
                         -------------------------------

Enclosed with this information statement is a copy of the Company's annual report to the Securities and Exchange Commission on Form 10-KSB for the fiscal year ended December 31, 1998 and the Company's Form 10-Q for the period ended March 31, 1999.

                                        By Order of the Board of Directors

                                        Nancy Poertner
                                        President and Director of the Company

August 13, 1999.